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                                                                    Exhibit 10.2

                             EMPLOYMENT AGREEMENT

     Agreement dated as of the 19/th/ day of October, 2001, by and between EDIETS.COM, INC., a Delaware corporation having its principal place of business at 3801 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442 (the "Corporation") and TAMARA L. TOTAH (the "Executive").

                             W I T N E S S E T H:

     WHEREAS, the Corporation desires to employ Executive as an executive officer, and Executive is willing to accept such employment, all subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

1. EMPLOYMENT AND TERM. Subject to the terms and conditions hereof, the Corporation hereby employs Executive, and Executive hereby accepts employment by the Corporation, for a period of three (3) years commencing on October 19, 2001 (the "Commencement Date") and ending on the third anniversary of the Commencement Date, unless terminated sooner pursuant to the provisions hereof.

2. DUTIES. Executive shall serve the Corporation as its President. Executive's primary responsibilities, subject to the direction of the Corporation's Board of Directors and Chief Executive Officer, shall be as set forth on Exhibit "A" attached hereto. Executive shall also be elected to the Corporation's Board of Directors and shall serve as a Director for as long as she is employed hereunder. However, Executive shall perform such executive, administrative, management, marketing and other services and duties as are incidental to the offices she holds and as may, from time to time, be assigned to her by the Board of Directors of the Corporation or a committee thereof or the Chief Executive Officer. Executive shall devote all of her business and professional time to the performance of her duties hereunder. Executive further agrees to serve as an officer or director of any parent, subsidiary or affiliate of the Corporation upon the Corporation's request, with no additional compensation beyond that set forth in Paragraph 3 below. The Executive's principal place of employment shall initially be the executive offices of the Corporation's subsidiary, DietSmart, Inc., in New York, New York for a transition period of up to six (6) months, after which time the Corporation may relocate Executive to its home office in Deerfield Beach, Florida, although the Executive understands and agrees that during the transition period she will be required to travel frequently to and spend extensive time in the Florida home office. In the event of Executive's relocation to Deerfield Beach, Florida, at the request of the Corporation, the Corporation shall reimburse Executive for all reasonably incurred relocation expenses up to a maximum amount of $20,000.
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3.   COMPENSATION.

     (a) As base compensation for the services to be rendered by Executive hereunder, the Corporation agrees to pay to Executive an annual base salary in the amount of One Hundred Sixty Thousand Dollars ($160,000), such salary to be paid in equal biweekly installments for so long as Executive is employed by the Corporation. Executive's base compensation shall be reviewed and increased at least annually, with such increases being a minimum of six percent (6%) per year.

     (b) The Corporation shall institute a bonus and/or profit sharing plan effective January 1, 2002. Such plan shall provide that all eligible full time employees of the Corporation or its subsidiary DietSmart, Inc. shall participate in the plan so long as the Corporation's annual operating performance (commencing in 2002) meets or exceeds the criteria, which shall be determined when bonus compensation is to be awarded to employees. The Executive shall be consulted by the Corporation's Chief Executive Officer prior to the submission of the plan to the Corporation's compensation committee.

     (c) The Executive shall receive an initial grant of 150,000 employee stock options (the "Options") under the Corporation's Stock Option Plan (the "Plan") with an exercise price equal to the fair market value of the Corporation's common stock at the Commencement Date. Such Options shall be in the form set forth on Exhibit "B" attached hereto. The options, which shall be exercisable for a period of five (5) years from the date of grant, shall vest over two (2) years in four (4) equal semi-annual installments, with the first installment vesting six (6) months after the Commencement Date. All unvested options held by the Executive shall vest upon the following events: (i) a sale of all or substantially all of the assets, business and goodwill of the Corporation to another corporation; (ii) the merger or consolidation of the Corporation with another corporation in which the Corporation is not the survivor; (iii) the acquisition by a person or a group that is not currently a beneficial holder of an equity interest in the Corporation of at least 51% of the outstanding stock of the Corporation; or (iv) consummation of a "going private" transaction in which the Corporation's securities are no longer registered under the Securities Exchange Act of 1934 and its securities are no longer publicly traded. Notwithstanding the specific grant of options pursuant to this Section 3(c) the Executive may be entitled to receive additional options if so determined in the sole discretion of the Corporation's Board of Directors or compensation committee.

     (d) Executive shall be entitled, on a basis consistent with the Corporation's policy, to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by her in the performance of her obligations hereunder. The Corporation shall reimburse Executive for such expenses upon presentation to the

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Corporation, within a reasonable time after such expenses are incurred, of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Corporation may from time to time require under its established policies and procedures.

     (e) Executive shall be entitled to participate in, or benefit from, in accordance with the eligibility and other provisions thereof, such medical insurance, pension, retirement, or other fringe benefit plans or policies as the Corporation may make available to, or have in effect for, its executive personnel from time to time. Plans and benefits may be modified or eliminated by the Corporation from time to time as it determines in its sole discretion. However, the Corporation agrees that it will always make available a medical insurance plan to its employees and executive personnel. Executive shall also be entitled to two (2) weeks of vacation and an additional two (2) weeks of personal (including sick) time annually and other similar benefits in accordance with the policies of the Corporation from time to time in effect for executive personnel.

     (f) Except as hereinafter provided, the Corporation shall pay Executive, for any period during the term of this Agreement during which she is unable fully to perform her duties because of physical or mental disability or incapacity, an amount equal to the compensation due her for such period in accordance with this Agreement, less the aggregate amount of all income disability benefits which for such period she may receive under or by reason of
(i) any applicable compulsory state disability law, (ii) the Federal Social Security Act, (iii) any applicable workmen's compensation law or similar law, and (iv) any plan towards which the Corporation or any parent, subsidiary or affiliate of the Corporation has contributed or for which it has made payroll deductions, such as group accident, disability or health policies.

4.   TERMINATION ON DISABILITY OR DEATH.

     (a) In the event that Executive, due to physical or mental disability or incapacity, is unable to substantially perform her duties hereunder for a period of three (3) successive months, the Corporation or Executive shall then have the right to terminate this Agreement and Executive's employment hereunder upon thirty (30) days' prior written notice, provided, however, that in the event that Executive shall recommence rendering services and performing all of her duties hereunder within such thirty (30) day notice period, such notice shall be vitiated, and the Corporation and the Executive shall no longer have the right to terminate based on the disability event described in the notice. Executive's employment shall terminate immediately upon her death.

     (b) Upon termination of Executive's employment by reason of her death or disability as aforesaid, Executive, or in the case of Executive's death, Executive's personal representatives, shall be entitled to receive base compensation earned or

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accrued to the date of such termination and not already paid, as well as a pro-
rata portion of any earned and unpaid bonus less any benefits paid to Executive by reason of such disability. Such accrued base compensation shall be paid to the Executive within 30 days following the date of termination.

     (c) In the event of the termination of this Agreement for any reason other than death, Executive shall have the right to purchase, and the Corporation shall assign to Executive, any insurance policy maintained by the Company on the life of Executive then in effect, for a price equal to the net cash surrender value thereof at the time of such termination.

5.   TERMINATION FOR CERTAIN CAUSES AND OTHER REASONS.

     (a) In the event of the (i) willful material misconduct, gross negligence or bad faith of Executive in the performance of her duties hereunder, (ii) material breach of any provisions of Paragraphs 6, 7 or 8, or (iii) conviction of the Executive for any felony under federal or state law, this Agreement and Executive's employment hereunder may be terminated by the Corporation without prior notice. This Agreement may also be terminated by the Corporation in the event that there has been a material failure of performance by Executive of her duties hereunder and such failure has not been cured by Executive within a period of sixty (60) days of her receipt from the Corporation of a written notice of proposed termination specifying the particular failure(s) of performance, and the proposed remedy upon which the proposed termination will be based, if not cured. In the event of termination pursuant to this subparagraph 5(a) the Corporation shall have no further obligation to the Executive except to pay the base compensation earned or accrued to the date of termination, and the pro-rata share of any earned and unpaid bonus, and upon such termination all options granted to Executive shall lapse and be no longer exercisable.

     (b) The Corporation may also terminate this Agreement if the Executive refuses to relocate after requested to do so by the Corporation in accordance with Paragraph 2 above. In the event of termination pursuant to this subparagraph 5 (b), the Corporation shall have no further obligation to the Executive except to pay the base compensation earned or accrued to the date of termination and not already paid and the pro-rata share of any earned and unpaid bonus. Upon such termination, Executive shall have three months to exercise any options that are vested on the date of termination.

     (c) The Corporation may also terminate this Agreement for any reason other than the reasons set forth in Paragraphs 5 (a) (b) above. If the Corporation elects to terminate under this Paragraph 5(c), or if the Executive resigns for Good Reason (as defined below) during the first six (6) months of this Agreement, as a severance allowance, Executive will be entitled to receive a lump sum payment of $150,000 plus a pro-rata portion of any earned but unpaid bonus. If the Corporation elects to terminate under this Paragraph 5(c) or if the Executive resigns for Good Reason during

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months seven (7) through eighteen (18) of this Agreement, Executive shall receive a lump sum payment of $200,000 plus a pro-rata portion of any earned but unpaid bonus. If the Corporation elects to terminate under this Paragraph 5(c), or if the Executive resigns for Good Reason after nineteen (19) months of this Agreement, Executive shall receive a lump sum payment of $250,000 plus a pro-rata portion of any earned but unpaid bonus. Such lump sum payment shall be paid to the Executive within 30 days following the date of termination. If, at any time during the initial term of this Agreement, the Corporation elects to terminate under this Paragraph 5(c) or the Executive resigns for Good Reason:
(i) there shall be an immediate vesting of all unvested Options that would have vested during the four (4) months succeeding the date of termination; (ii) with respect to all of Executive's vested Options before they lapse, Executive shall have a period of seven and one-half (7 1/2) months after the date of termination within which to exercise such vested Options; and (iii) all health benefits in effect for Executive as of the date of termination shall be continued by the Corporation, at its sole cost and expense, through the last day of the initial term of this Agreement.

     For purposes of this Agreement, "Good Reason" shall mean: (i) an adverse and material change in the Executive's position without Executive's prior consent, where such change has: (a) a negative financial effect on Executive; or
(b) represents a material change in role, title, nature of duties, employee benefits or working conditions, or (ii) a requirement by the Corporation that Executive relocate to a location other than Deerfield Beach, Florida; (iii) a material breach by the Corporation of its obligations to Executive; (iv) a direction to Executive to take illegal or unethical actions which direction is not withdrawn within seven (7) days following written notice by Executive to the directing party; and (v) where the Chief Executive Officer or any member of the Board of Directors tells another person, whether written or oral, false and harmful information that affects the Executive's reputation and hinders her current and future working relationships.

6.   DISCLOSURE AND ASSIGNMENT OF DISCOVERIES.

     (a) Executive hereby covenants and agrees to disclose promptly and fully, in writing, whenever possible, to the Corporation and its attorneys and designated representatives, without additional compensation, all ideas, formulae, programs, systems, devices, inventions, processes, business concepts, discoveries, improvements, developments, works of authorship, product marks and designations, technical information and know-how, whether or not patentable, copyrightable or otherwise protectable relating to personalized diet and nutrition programs (together, the "Developments"), which she may conceive, develop, reduce to practice, acquire or make, alone or jointly with others:

          (i) during the term of her employment with the Corporation, whether during or outside of the usual hours of work; and

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          (ii)  during the Post-Termination Period, as defined in Section 8 below.

     Notwithstanding the foregoing, no obligation is being imposed on Executive to assign to the Corporation any Development for which no equipment, supplies, facility, or trade secret information of the Corporation was used and that was developed entirely on Executive's own time, unless: (a) such Development relates
(1) to the Corporation's business or (2) to the Corporation's actual or demonstrably anticipated research or development, or (b) the Development results from any work performed by Executive for the Corporation.

     Executive hereby agrees that all of her right, title and interest in and to such Developments shall be deemed the sole and exclusive property of the Corporation and shall be subject to the confidentiality provisions of Section 7 as confidential information of the Corporation.

     (b) Executive, when requested and required to do so, either during or after the term of her employment with the Corporation, shall:

          (i) assign and convey to the Corporation her entire right, title and interest in and to the Developments to the extent not owned by the Corporation as a matter of law from the time of their creation and execute, acknowledge and deliver all such further instruments and documents, in form and substance satisfactory to the Corporation, as it shall deem reasonably necessary or advisable to evidence the vesting in the Corporation of all right, title and interest of Executive in and to the Developments;

          (ii) assist the Corporation and its agents in preparing patent applications, domestic and foreign, covering the Developments;

          (iii) sign and deliver all such applications and assignments of the same to the Corporation; and

          (iv) generally give all information and testimony, sign all papers and do all things which may be needed or requested by the Corporation to the end that the Corporation may obtain, extend, reissue, maintain and enforce United States and foreign patents covering the Developments.

     (c) The Corporation shall bear all costs and expenses which it causes to be incurred in obtaining, extending, issuing, reissuing, maintaining and enforcing such patents and in investing and perfecting title thereto in the Corporation, and agrees further to pay Executive for any time which it may require of her therefor, and for any services that may be required of her pursuant to subparagraph 6(b), subsequent to the termination of her employment with the Corporation, such payment to be at an hourly

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rate equivalent to that at which Executive is paid at the time of the termination of her employment by the Corporation.

     (d) In the event of the unenforceability of all or part of the foregoing provisions of this Paragraph 6, as determined by a court of competent jurisdiction, Executive hereby transfers and assigns to the Corporation such lesser interests in the Developments, including, without limitations, any and all United States and foreign patent rights therein and renewals thereof, as may be determined by such a court to be a reasonable grant of interests under the circumstances, but, in any event, and without limitation, Executive shall be deemed to have granted to the Corporation not less than an irrevocable, non-exclusive license, with the right to sublicense others, to manufacture, use, lease and sell the Developments which have not been assigned to the Corporation under the provisions of subparagraph 6(b), without payment of any royalty.

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7.   CONFIDENTIALITY

     (a) Executive understands and hereby acknowledges that as a result of her employment with the Corporation, she will necessarily become informed of, and have access to, certain valuable and confidential information of the Corporation and any of its subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and suppliers, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit. Accordingly, except as provided under this Agreement, Executive hereby agrees that she shall not, at any time, either during or subsequent to her employment hereunder, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Corporation's confidential information without the prior written consent of the Corporation, except: (i) to officers and employees of the Corporation and to responsible persons who are in a contractual, employment or fiduciary relationship with the Corporation or who have a need for such information for purposes in the interest of the Corporation, (ii) as required by a court or in a legal or administrative proceeding; and (iii) for such information that legally and legitimately is or becomes of public knowledge from sources other than Executive. The Corporation's confidential information shall not include any information known by the Executive prior to the Commencement Date or that becomes known to the Executive from sources other than the Corporation.

     (b) Upon the termination of her employment with the Corporation for any reason whatsoever, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof, and all other materials, including, without limitation, those of a secret and confidential nature, relating to the Corporation's business which are in Executive's possession or control.

8. NON-COMPETITION. Executive agrees that, during the term of this Agreement and for the Post-Termination Period (as defined below), she shall not, anywhere in the United States of America or elsewhere in the world (or in such smaller area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

          (i) engage in a directly competitive line of business to the business carried on by the Corporation to be defined as any diet and fitness business, both on- and offline, either for her own account or with or for anyone else;

          (ii) solicit or attempt to solicit business of any customers of the Corporation for diet and fitness products or services the same or similar to those offered, sold, produced or under development by the Corporation at the time of the beginning of the Post-Termination Period;

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          (iii) intentionally attempt to induce any person, firm or entity with a material business relationship of the Corporation to cease or materially reduce the level of business it conducts with the Corporation;

          (iv) solicit or attempt to solicit (except through general newspaper or other print media solicitations) for any business endeavor any employee of the Corporation;

          (v) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person which is so engaged in a diet and fitness business.

     Notwithstanding anything to the contrary contained in this Paragraph 8, the provisions hereof shall not prevent the Executive from purchasing or owning up to five percent (5%) of the voting securities of any corporation, the stock of which is publicly traded.

     The Post-Termination Period shall be as follows: (a) in the event that the Executive's employment terminates during the first six (6) months of this Agreement, the Post-Termination Period shall be one (1) year; (b) in the event the Executive's employment terminates for any reason during months seven (7) through eighteen (18), then the Post-Termination Period shall be one (1) year and three (3) months; and (c) if Executive's employment terminates after nineteen (19) months of this Agreement, then the Post-Termination Period shall be for a period of one (1) year and nine (9) months after the expiration or termination of employment.

9. REMEDIES. Because the Corporation does not have an adequate remedy at law to protect its business from Executive's competition or to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Paragraphs 6, 7 and 8, be available to the Corporation.

10. SURVIVAL. The provisions of Paragraphs 6, 7 and 8 shall survive termination of this Agreement for any reason.

11. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; PROVIDED, HOWEVER, that Executive's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more

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of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement of such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

12. SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; PROVIDED, HOWEVER, that upon the sale of all or substantially all of the assets, business and goodwill of the Corporation to another corporation, or upon the merger or consolidation of the Corporation with another corporation, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the corporation purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were the Corporation. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

13. ADDITIONAL ACTS. Executive and the Corporation each agrees that she or it shall, as often as requested to do so, execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

14. COMMUNICATIONS. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope or via personal delivery, messenger, reputable overnight courier or fax (with hard copy to follow) and addressed to the addresses set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party; PROVIDED, HOWEVER, that any notice of change of address shall be effective only upon receipt.

15. CONSTRUCTION. The headings of the Paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. All terms and words used in this Agreement, regardless of the number, letter or gender used, shall be deemed to include any other gender, letter or number as the context or use thereof may require or permit.

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16.  COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

17. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court or tribunal of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

18. LAW; VENUE. This Agreement will be construed in accordance with the laws of the State of Florida. The party seeking to enforce the provisions of this Agreement will choose the venue of such action, and the non-enforcing party agrees to submit to and waives any objections to jurisdiction or venue in that proceeding.

19. TIME. Time is of the essence of each and every covenant, condition and obligation of this Agreement. Except as herein expressly permitted, neither party hereto shall have the right to extend any date, the date of expiration of any period of time or the date for the performance of any act or the satisfaction of any condition. Failure by a party hereto to perform timely its covenants, agreements and obligations hereunder shall, unless waived in writing by the other party hereto, be a material default under this Agreement. Any time period provided for herein which ends on a Saturday, Sunday or a legal holiday in the State of Florida will extend to 5:00 p.m. of the next business day.

20. EXHIBITS. All of the exhibits attached to this Agreement are hereby incorporated into, and made a part of, this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.


                                   CORPORATION: EDIETS.COM, INC.


                                   By:   /s/ David R. Humble
                                      --------------------------
                                      David R. Humble, Chairman


                                   EXECUTIVE:


                                   By:   /s/ Tamara L. Totah
                                      --------------------------
                                      Tamara L. Totah

Exhibits
--------

"A" - Primary Responsibilities

"B" - Option Agreement

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                                   EXHIBIT A
                                   ---------


                                TAMARA L. TOTAH

Will be President of the Corporation, and will report to the Chief Executive Officer, with the following primary responsibilities:

 .    Public relations (consumer and financial community)

 .    Corporate strategy

 .    International strategy

 .    General strategic decisions (financial, strategic and operational)

 .    Budget Process

 .    Brand management decisions

 .    Brand expansion decisions

 .    Different revenue streams, including, but not limited to, mergers and acquisitions

                                  EXHIBIT "B"


                      NONSTATUTORY STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of this ____ day of ___________, 2001, between eDiets.com, Inc., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

     WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of its common capital stock (the "Shares") pursuant to Optionee's Employment Agreement dated as of _______________, 2001 (the "Employment Agreement") under the Company's Stock Option Plan (the "Plan"); and

     WHEREAS, the Company and the Optionee understand and agree that any terms used herein have the same meanings as in the Plan (the "Optionee" being referred to in the Plan as a "Participant").

     NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.   GRANT OF OPTION

     The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of 150,000 Shares (the "Option") on the terms and conditions and subject to and with the benefit of all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan. In the event of any inconsistencies between the terms of the Employment Agreement and the Plan, the expressed terms of the Employment Agreement shall govern.

2.   PURCHASE PRICE

     The purchase price of the Shares subject to the Option shall be ______ Dollar __________ Cents ($_____) per Share.

3.   EXERCISE OPTION

     The Option shall be exercisable as follows:

                                             EXERCISE PERIOD
                                  Commencement              Expiration
        Number of Shares              Date                     Date
        ----------------          ------------              ----------
             37,500             ____________, 2002       ___________, 2006
             37,500             ____________, 2002       ___________, 2006
             37,500             ____________, 2003       ___________, 2006
             37,500             ____________, 2003       ___________, 2006


     The Employment Agreement shall govern those events that require acceleration of the foregoing vesting schedule.

4.   TERMINATION OF EMPLOYMENT

     The terms and conditions of Article V, Sections F of the Plan shall not apply, and the provisions of the Employment Agreement shall govern Optionee's exercise rights in the event of termination of employment. Optionee shall have 7.5 months after the expiration of the term of the Employment Agreement to exercise any vested options.

5.   EXERCISE OF OPTION AND ISSUANCE OF STOCK

     The Option may be exercisable in whole or in part (to the extent that it is exercisable in accordance with its terms) by the giving written notice to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date may be extended by the Company on one occasion for up to 30 days if any law or regulation requires the Company to take any action with respect to the Shares prior to the issuance thereof) the Company shall accept payment for the Shares and shall deliver to the Optionee an appropriate certificate or certificates for the Shares as to which the Option was exercised.

     The Option price of any Shares shall be payable at the time of exercise as determined by the Optionee either:

     (a)  in cash, by certified check or bank check, or by wire transfer; or

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

     (b)  in whole shares of the Company's common stock; or

     (c)  any combination of (a) or (b) above.

     The fair market value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option in a manner consistent with the determination of fair market value with respect to the grant of an Option under the Plan. Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby. The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

     {The provision in the last sentence of Section I of Article V of the Plan shall not apply.}

6.   NON-ASSIGNABILITY

     Unless otherwise permissible under Article V. Section K. of the Plan, this Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, or the Optionee's heirs and legatees in the event of Optionee's death except as the Plan may otherwise provide.

7.   PURCHASE FOR INVESTMENT

     {Section M. of Article V.} of the Plan shall apply, with the following modifications: (a) Optionee shall only be required to represent that she is not purchasing the Shares with a view towards distribution in violation of the applicable securities laws; and (b) in the event of a placement of a legend on the Option shares, the opinion of counsel required shall be of a counsel reasonably acceptable to the Corporation.}

8.   AMENDMENT

     No amendment of the Plan shall be effective to amend this Agreement or alter or impair the rights of the Optionee hereunder.

9.   NOTICES

     Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

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     To the Company:          eDiets.com, Inc.
                              3801 W. Hillsboro Boulevard
                              Deerfield Beach, Florida 33442
                              Attention: David R. Humble, Chairman

     To the Optionee:         ______________________________
                              ______________________________
                              ______________________________
                              ______________________________

     or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

10.  GOVERNING LAW

     This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

11.  BINDING EFFECT

     This Agreement shall (subject to the provisions of Section 6 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by its duly authorized representative and the Optionee has hereunder set her/her hand, all on the day and year first above written.

                                             eDiets.com, Inc.


                                             By:________________________________
                                                David R. Humble
                                                Its: Chairman

                                             ___________________________________
                                             ________________________, Optionee

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